Exhibit 21

AGREE REALTY CORPORATION

Subsidiaries of the Registrant as of December 31, 2020

Subsidiary	Jurisdiction of Organization
Agree Limited Partnership	Delaware
ADC Express, LLC	Michigan
Agree 117 Mission, LLC	Michigan
Agree 2016, LLC	Delaware
Agree Beecher, LLC	Michigan
Agree Bristol & Fenton Project, LLC	Michigan
Agree Central, LLC	Delaware
Agree Chapel Hill NC, LLC	Delaware
Agree Columbia SC, LLC	Delaware
Agree Construction Management, LLC	Delaware
Agree Convenience No. 1, LLC	Delaware
Agree Corunna, LLC	Michigan
Agree CW, LLC	Delaware
Agree Dallas Forest Drive, LLC	Texas
Agree Development, LLC	Delaware
Agree DT Jacksonville NC, LLC	Delaware
Agree Farmington NM, LLC	Delaware
Agree Fort Walton Beach, LLC	Florida
Agree Grandview Heights OH, LLC	Delaware
Agree Greenwich CT, LLC	Delaware
Agree Lebanon NH, LLC	Delaware
Agree Littleton CO, LLC	Delaware
Agree M-59, LLC	Michigan
Agree Madison AL, LLC	Michigan
Agree Marietta, LLC	Georgia
Agree MCW, LLC	Delaware
Agree Mena AR, LLC	Delaware
Agree NJ, LLC	Delaware
Agree Onaway MI, LLC	Delaware
Agree Orange CT, LLC	Delaware
Agree Oxford Commons AL, LLC	Delaware
Agree Paterson NJ, LLC	Delaware
Agree Realty Services, LLC	Delaware
Agree Realty South-East, LLC	Michigan
Agree Roseville CA, LLC	California
Agree SB, LLC	Delaware
Agree Secaucus NJ, LLC	Delaware
Agree Shelf ES PA, LLC	Delaware
Agree Shelf PA, LLC	Delaware
Agree Southfield, LLC	Michigan
Agree Spring Grove, LLC	Illinois
Agree St Petersburg, LLC	Florida
Agree Stores, LLC	Delaware
Agree Tallahassee, LLC	Florida
Agree TK, LLC	Delaware
Agree Walker, LLC	Michigan
Agree Wawa Baltimore, LLC	Maryland
Agree Wilmington, LLC	North Carolina

DD 71, LLC	Delaware
Lunacorp, LLC	Delaware
Mt. Pleasant Shopping Center, LLC	Michigan
Pachyderm Chattanooga TN, LLC	Delaware
Pachyderm Marietta GA, LLC	Delaware
Pachyderm Myrtle Beach SC, LLC	Delaware
Pachyderm Philadelphia PA, LLC	Delaware
Pachyderm Properties II, LLC	Delaware
Pachyderm Properties, LLC	Delaware
Pachyderm Riverdale GA, LLC	Delaware
Pachyderm Waite Park MN, LLC	Delaware
Paint PA, LLC	Delaware